ENVIRONMENTAL SOLUTIONS (LOGO)
       WORLDWIDE                                               NEWS RELEASE




For More Information Contact:
Environmental Solutions Worldwide Inc
Investor Relations, 1-905-695-4142
Investor-relations@cleanerfuture.com


         EPA CERTIFIES ESW XTRMCAT(TM) FOR 2 STROKE MARINE APPLICATIONS

CONCORD, ON - AUGUST 23, 2011 - Environmental Solutions Worldwide Inc. (OTCQB:
ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that its wholly owned subsidiary ESW Canada Inc. ("ESWC") received notification from the United States Environmental Protection Agency ("EPA") that the Company's XtrmCat(TM) Kit is now certified for 2 stroke, Category 2 Marine engines. The issuance of the 'remanufacturing certificate' is a significant milestone for the Company as it validates the DOC technology for the marine market sector.

The Certifications are applicable to EMD 710 and 645 engines. The XtrmCat(TM) can achieve Tier 0 and Tier I compliance as per 40 CFR 1042 when retrofitted to EMD 710 and 645 engines. During the emission test program at an independent EPA approved test facility, the XtrmCat(TM) Kit exceeded the minimum regulatory requirements with significant margins throughout the complete test program. In particular, the Particulate Matter (PM) reduction efficiency noted total reductions of up to 46%.

The XtrmCat(TM) certifications have meaningful benefits to the end user, as the kit can be deployed without the need to remanufacture the engine, resulting in significant cost savings. Additionally, the technology is maintenance free and cost effective. The application design considerations are based on 'real life' examples performed alongside with Ingram Barge Company to ensure that vessels can be operated without negative impact on fuel economy and safety; bringing the regulatory requirements and industry needs together in a meaningful way.

The Certifications are a meaningful addition to the companies product lines of CARB verified diesel particulate filters, applicable to on-road and off-road applications.

Mark Yung, ESW's Chairman of the Board of Directors stated, "Today's announcement speaks volumes about ESW's ability to develop market leading emission catalytic solutions that meet stringent EPA standards. This set of EPA certificates for ESW Canada helps broaden our markets into the attractive marine sector and solidifies ESW's position in the growing diesel retrofit market."


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ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. Headquartered in Concord, Ontario,
Environmental Solutions Worldwide, Inc. is a publicly traded Company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive emissions testing laboratory that is capable of certification / verification testing for EPA / CARB & Mine Safety and Health Administration ("MSHA").

For updated information, please visit the Company's Web site at:
www.cleanerfuture.com

SAFE HARBOR This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.